FEDERAL SIGNAL APPOINTS MARK D. WEBER AS SENIOR VICE PRESIDENT AND CHIEF OPERATING OFFICER Oak Brook, Illinois, December 18, 2017 — Federal Signal Corporation (NYSE: FSS) (the “Company”), a leader in environmental and safety solutions, today announced that its Board of Directors has appointed Mark D. Weber as the Company’s Chief Operating Officer, effective January 15, 2018. Mr. Weber, former President and CEO of Supreme Industries, Inc. (NYSE: STS) (“Supreme”), has more than 30 years of experience leading industrial manufacturing teams and organizations. “Mark is a seasoned and trusted leader who consistently delivers results. He is uniquely qualified to drive strategic priorities and accountability within Federal Signal, and possesses a laser-focus on operational excellence,” said Jennifer L. Sherman, President and CEO. “I am confident in his ability to align our growth aspirations with industry-leading operational practices to drive and extend the Company’s market leadership.” Mr. Weber rejoins Federal Signal after 4 years at Supreme, where he led the successful operational and strategic turnaround of the business. Under his leadership, Supreme’s revenues grew at a compound annual growth rate of approximately 6%, and operating margins improved by over 300 basis points. Earlier this year, Supreme was sold to Wabash National Corporation (NYSE: WNC) for $21.00 per share, a significant improvement from $4.27 per share when Mr. Weber took over as CEO. Prior to joining Supreme, Mr. Weber worked for 17 years as an executive at Federal Signal, including a decade as President of the Environmental Solutions Group. During his tenure at Federal Signal, he was instrumental in deploying lean initiatives and ISO quality systems, divesting of non-core assets, and aggressively pursuing expansion into new markets with high-growth potential. Earlier in his career, Mr. Weber worked at Cummins Engine Company, a global leader in the diesel engine market, serving in various roles of increasing responsibility, including operations management and new product development. Mr. Weber holds a Bachelor of Science degree in Mechanical Engineering from Rose Hulman Institute of Technology and a Master of Business Administration degree from Indiana University. “Federal Signal’s strategy has never been more compelling,” said Weber. “I am incredibly energized to rejoin the Company and look forward to leading the teams through its next phase of growth.” Dennis J. Martin, Chairman of the Board of Directors, said, “We are delighted that Mark has rejoined us after a highly successful period running Supreme. We are confident that his deep understanding of manufacturing operations, industry knowledge and strong leadership skills make him the right choice for this role.”

About Federal Signal Federal Signal Corporation (NYSE:FSS) provides products and services to protect people and our planet. Founded in 1901, Federal Signal is a leading global designer, manufacturer and supplier of products and total solutions that serve municipal, governmental, industrial and commercial customers. Headquartered in Oak Brook, Ill., with manufacturing facilities worldwide, the Company operates two groups: Environmental Solutions and Safety and Security Systems. For more information on Federal Signal, visit: www.federalsignal.com. “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. This release contains unaudited financial information and various forward-looking statements as of the date hereof and we undertake no obligation to update these forward-looking statements regardless of new developments or otherwise. Statements in this release that are not historical are forward-looking statements. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include but are not limited to: economic conditions in various regions; product and price competition; supplier and raw material prices; foreign currency exchange rate changes; interest rate changes; increased legal expenses and litigation results; legal and regulatory developments and other risks and uncertainties described in filings with the Securities and Exchange Commission. Contact: Ian Hudson +1.630.954.2000, ihudson@federalsignal.com # # #